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                                                                  EXHIBIT (n)(2)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references made to our firm under the caption "Financial Statements" and to the use of our reports as follows: our report dated March 29, 2002 (except for footnote 1, as to which the date is December 31, 2002) with respect to the restated 2001 financial statements of The United States Life Insurance Company in the City of New York; our report dated March 29, 2002 (except for footnote 14, as to which the date is December 31, 2002), with respect to the 2001 financial statements of The United States Life Insurance Company in the City of New York; our report dated May 11, 2001 (except for footnote Q, as to which the date is December 31, 2002), with respect to the statutory-basis financial statements of American General Life Insurance Company of New York; and our report dated March 7, 2002 with respect to the 2001 financial statements of The United States Life Insurance Company in the City of New York Separate Account USL VL-R; all included in this Post-Effective Amendment No. 7 to the Registration Statement (Form N-6, Nos. 333-79471 and 811-09359) to be filed by the Registrant, The United States Life Insurance Company in the City of New York Separate Account USL VL-R.

                                                           /S/ ERNST & YOUNG LLP


New York, New York
April 28, 2003